UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2015

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In the 2014 fourth quarter and year-end earnings press release of Axalta Coating Systems Ltd. (“Axalta”) issued on March 10, 2015, Axalta provided earnings guidance for the full year 2015, including a range of expected Adjusted EBITDA of $860 to $900 million. During the associated earnings conference call on March 11, 2015, Axalta provided additional insight around the anticipated timing of net sales and Adjusted EBITDA for the first quarter and remainder of 2015. In particular, Axalta noted several factors that would impact the first quarter of 2015. These factors included: (1) negative foreign currency impacts, with the first quarter of 2015 likely seeing the largest impact due to a stronger U.S. Dollar in the first quarter of 2015 relative to the first quarter of 2014; (2) certain OEM customer plants returning to full production schedules following their annual year-end slowdowns later in the first quarter of 2015 compared to the first quarter of 2014; (3) the impact of new light vehicle business coming on-line in the second half of 2015; (4) lower refinish product demand in the first quarter 2015 attributable to a relatively mild winter in North America and Europe; and (5) the impact of pre-start up activities related to Axalta’s new plant capacity at its Jiading, China facility. Axalta confirms its full year 2015 Adjusted EBITDA guidance of $860 to $900 million and further clarifies that such guidance incorporates first quarter Adjusted EBITDA of 18% to 20% of the full year Adjusted EBITDA range.

The information furnished with this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report may contain certain forward-looking statements regarding Axalta and its subsidiaries including those relating to 2015 demand trends, foreign currency exchange rate fluctuations, net sales and Adjusted EBITDA. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: March 16, 2015	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer